EXHIBIT 23.A


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Farmland Industries, Inc.:


     Our report dated October 20, 1995, contains an explanatory paragraph concerning income tax adjustments proposed by the Internal Revenue Service on the gain on sale of Terra Resources, Inc.

     We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data", and "Experts" in the Prospectus.




                                                KPMG PEAT MARWICK LLP


Kansas City, Missouri
December 4, 1995